EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (No. 333-82959 of Vizacom, Inc. (the "Company") pertaining to the Company's 1994 Long Term Incentive Plan, (b) the Company's Registration Statement on Form S-8 (No. 333-82951) pertaining to the Company's Outside Director and Advisor Stock Option Plan, (c) the Company's Registration Statement on Form S-3 (No. 333-55677) pertaining to the Company's Common Stock and options to purchase the Company's Common Stock, (d) the Company's Registration Statement on Form S-3 (No. 333-80181) pertaining to the Company's Common Stock and warrants to purchase the Company's Common Stock (e) the Company's Registration Statement on Form S-3 (No. 333-93087) pertaining to the Company's Common Stock,
(f) the Company's Registration Statement on Form S-3 (No. 333-34950) pertaining to the Company's Common Stock, (g) the Company's Registration Statement on Form S-3 (No. 333-47148) pertaining to the Company's Common Stock, and (h) the Company's Registration Statement on Form S-8 (No. 333-46994) pertaining to the Company's 2000 Equity Incentive Plan, of our report dated March 23, 2001, except with respect to Notes 2 and 17, the date of which is March 31, 2001, and Note 18, the date of which is May 23, 2001, with respect to our audit of the financial statements of the Company included in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2000, filed with the Securities and Exchange Commission. Our report contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has a working capital deficiency, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. Our report also contains an explanatory paragraph regarding a federal income tax matter.

We also consent to the reference to our firm as experts in the Registration Statements on Form S-3.


/s/ Richard A. Eisner & Company, LLP
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Richard A. Eisner & Company, LLP

New York, New York
March 14, 2002